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Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Nara Bancorp, Inc. on Form S-8 of our report, dated March 9, 2001, on the statements of financial condition of Nara Bank as of December 31, 2000 and 1999, and the related statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000, appearing in the Annual Report on Form 10-K of Nara Bancorp, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche, LLP

Los Angeles, California
March 30, 2001